Exhibit 99.1

FOR IMMEDIATE RELEASE

STERLING CONSTRUCTION COMPANY, INC. REPORTS

2016 FIRST QUARTER RESULTS AND REAFFIRMS GUIDANCE FOR 2016

THE WOODLANDS, TX – May 2, 2016 – Sterling Construction Company, Inc. (NasdaqGS: STRL) (“Sterling” or “the Company”) today announced financial results for the first quarter ended March 31, 2016.

First Quarter 2016 Financial Results Compared to First Quarter 2015:

•	Revenues were $126.6 million compared to $117.7 million;
•	Gross margin was 3.0% of revenues compared to gross margin deficit of (5.8%);
•	Operating loss was $6.5 million compared with an operating loss of $16.7 million;
•	Net loss attributable to Sterling common stockholders was $7.3 million compared with a net loss of $17.0 million;
•	Net loss per share attributable to common stockholders was $0.37 compared to a loss of $0.90.

First Quarter 2016 Backlog Highlights:

Backlog at March 31, 2016 of $854 million was up 12% from December 31, 2015. Including $68 million of projects where the Company was the apparent low bidder but the contract had not yet been signed, backlog as of March 31, 2016 totaled $922 million with an average gross margin of 7.7%. The combined amount as of December 31, 2015 was $958 million with an average gross margin of 7.4%. The estimated gross margin in projects awarded thus far in 2016 exceeds 9%.

Business Overview:

First quarter 2016 revenues increased slightly compared to the prior year corresponding period. While the first quarter of the year is typically our seasonally weakest quarter, our first quarter of 2016 was further challenged with unusually poor weather conditions, including rain in Texas and snow at our Nevada jobs. Gross profit of $3.8 million in the first quarter of 2016 is compared to a loss of $6.8 million in the prior year corresponding period. Gross margin was 3.0%, compared to a gross margin deficit of (5.8%) in the first quarter of 2015, which was negatively impacted by $2.8 million of project adjustments.

General and administrative expenses were $10.5 million in the first quarter of 2016, or 8.3% of revenues compared to $11.6 million or 9.9% in the first quarter of 2015. The decrease in the current quarter as compared to the first quarter of 2015 is primarily the result of certain non-recurring costs related to employee severance payments of $2.4 million in the prior year period offset by an increase in certain employee and employee benefit costs in the current quarter.

Capital expenditures for the first quarter of 2016 were $2.9 million compared with $1.7 million for the same period in 2015. Management continues its efforts to control expenditures and optimize utilization of the existing fleet of equipment.

Financial Position at March 31, 2016:

•	Working capital totaled $32.4 million, including $14.9 million of cash and cash equivalents.
•	Tangible net worth was $34.1 million.

CEO Remarks:

Paul J. Varello, Sterling’s CEO, commented, “While our Q1 results were somewhat below plan, we are pleased with the year-over-year improvement in earnings direction. We remain confident that we will be within the range of revenue and earnings guidance that we offered in our last earnings report, namely revenues in the range of $700 million to $735 million; net earnings attributable to Sterling stockholders in the range of $5 million to $8 million; and net income per share attributable to Sterling common stockholders in the range of $0.25 to $0.40, assuming average diluted shares outstanding of approximately 20 million.”

Conference Call :

Sterling’s management will hold a conference call to discuss these results and recent corporate developments at 9:00 am ET/8:00 am CT, Monday, May 2, 2016. Interested parties may participate in the call by dialing (201) 493-6744 or (877) 445-9755 ten minutes before the conference call is scheduled to begin, and asking for the Sterling Construction call.

To listen to a simultaneous webcast of the call, please go to the Company’s website at www.strlco.com at least 15 minutes early to download and install any necessary audio software. If you are unable to listen live, the conference call webcast will be archived on the Company’s website for 30 days.

Sterling is a leading heavy civil construction company that specializes in the building and reconstruction of transportation and water infrastructure projects in Texas, Utah, Nevada, Colorado, Arizona, California, Hawaii, and other states in which there are construction opportunities. Its transportation infrastructure projects include highways, roads, bridges, airfields, ports and light rail. Its water infrastructure projects include water, wastewater and storm drainage systems.

This press release includes certain statements that fall within the definition of “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Any such statements are subject to risks and uncertainties, including overall economic and market conditions, federal, state and local government funding, competitors’ and customers’ actions, and weather conditions, which could cause actual results to differ materially from those anticipated, including those risks identified in the Company’s filings with the Securities and Exchange Commission. Accordingly, such statements should be considered in light of these risks. Any prediction by the Company is only a statement of management’s belief at the time the prediction is made. There can be no assurance that any prediction once made will continue thereafter to reflect management’s belief, and the Company does not undertake to update publicly its predictions or to make voluntary additional disclosures of nonpublic information, whether as a result of new information, future events or otherwise.

Contact: Sterling Construction Company, Inc. Jennifer Maxwell, Director of Investor Relations 281-951-3560	Investor Relations Counsel: The Equity Group Inc. Fred Buonocore 212-836-9607 Linda Latman 212-836-9609

(See Accompanying Tables)

STERLING CONSTRUCTION COMPANY, INC. & SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share data)

(Unaudited)

	Three Months Ended March 31,
	2016	2015
Revenues	$126,567	$117,682
Cost of revenues	(122,737)	(124,518)
Gross profit (loss)	3,830	(6,836)
General and administrative expenses	(10,542)	(11,603)
Other operating income, net	246	1,761
Operating loss	(6,466)	(16,678)
Interest income	3	363
Interest expense	(873)	(382)
Loss before income taxes and earnings attributable to noncontrolling interests	(7,336)	(16,697)
Income tax expense	--	(3)
Net loss	(7,336)	(16,700)
Noncontrolling owners’ interests in earnings of subsidiaries and joint ventures	8	(292)
Net loss attributable to Sterling common stockholders	$(7,328)	$(16,992)

Net loss per share attributable to Sterling common stockholders:
Basic and diluted	$(0.37)	$(0.90)

Weighted average number of common shares outstanding used in computing per share amounts:
Basic and diluted	19,760,221	18,901,739

STERLING CONSTRUCTION COMPANY, INC. & SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share and per share data)

	March 31, 2016	December 31, 2015
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$14,919	$4,426
Contracts receivable, including retainage	94,758	82,112
Costs and estimated earnings in excess of billings on uncompleted contracts	28,188	26,905
Inventories	2,930	2,535
Receivables from and equity in construction joint ventures	8,316	12,930
Other current assets	4,627	6,013
Total current assets	153,738	134,921
Property and equipment, net	72,481	73,475
Goodwill	54,820	54,820
Other assets, net	2,968	2,949
Total assets	$284,007	$266,165
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$63,389	$58,959
Billings in excess of costs and estimated earnings on uncompleted contracts	39,083	30,556
Current maturities of long-term debt	4,857	4,856
Income taxes payable	67	67
Accrued compensation	9,395	5,977
Other current liabilities	4,572	3,896
Total current liabilities	121,363	104,311
Long-term liabilities:
Long-term debt, net of current maturities	27,273	15,324
Member’s interest subject to mandatory redemption and undistributed earnings	46,211	50,438
Other long-term liabilities	355	338
Total long-term liabilities	73,839	66,100
Commitments and contingencies
Equity:
Sterling stockholders’ equity:
Preferred stock, par value $0.01 per share; 1,000,000 shares authorized, none issued	--	--
Common stock, par value $0.01 per share; 28,000,000 shares authorized, 19,768,724 and 19,753,170 shares issued	198	198
Additional paid in capital	188,534	188,147
Retained deficit	(99,828)	(92,500)
Total Sterling common stockholders’ equity	88,904	95,845
Noncontrolling interests	(99)	(91)
Total equity	88,805	95,754
Total liabilities and equity	$284,007	$266,165